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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 3, 2002
NEOPHARM, INC. (Exact name of registrant as specified in its charter)
Delaware	33-90516
(State or other jurisdiction of incorporation)	(Commission File Number)
150 Field Drive, Suite 195, Lake Forest, IL 60045 (Address of principal executive offices)
(847) 295-8678 (Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

        NeoPharm, Inc. ("NeoPharm" or the "Company") hereby amends its current report on Form 8-K (the "Form 8-K") originally filed with the Securities and Exchange Commission on May 9, 2002 in order to clarify that the Company dismissed Arthur Andersen LLP as its independent public accountants and state that the Company has not had any disagreements with Arthur Andersen LLP for the subsequent interim period from December 31, 2001 through May 3, 2002. Attached as Exhibit 16.1 is a revised letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 13, 2002 stating their agreement with the statements in the disclosure set forth in this Form 8-K/A. There are no other changes in the information previously reported in the Form 8-K.

Item 4. Changes in Registrant's Certifying Accountants.

        On May 3, 2002, the Board of Directors of NeoPharm, Inc. based on the recommendation of its Audit Committee, dismissed Arthur Andersen LLP ("Andersen") as its independent public accountants, and has initiated an interview process to obtain new accountants to serve as the Company's independent public accountants for 2002.

        During the Company's two most recent fiscal years ended December 31, 2001 and December 31, 2000, and through the subsequent interim period ended May 3, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the matter of the disagreement in connection with their reports. Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and December 31, 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        The Company provided Andersen with a copy of this disclosure. Attached as Exhibit 16.1 is a copy of Andersen's letter to the Securities and Exchange Commission, dated May 13, 2002, stating their agreement with the statements in this disclosure.

        None of the reportable events described under Item 304(a)(i)(v) of Regulation S-K occurred within the two most recent fiscal years ended December 31, 2000 and December 31, 2001 and the subsequent interim period ended May 3, 2002.

Item 7. Financial Statements and Exhibits.

        None.

  (c)
  Exhibits.
Exhibit Number	Description
16.1	Letter of Arthur Andersen LLP dated May 13, 2002 regarding change in certifying accountant

SIGNATURES

        Pursuant to the requirements of The Securities and Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC. (Registrant)
Dated May 13, 2002	/s/ Lawrence A. Kenyon
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter of Arthur Andersen LLP dated May 13, 2002 regarding change in certifying accountant

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  Item 4. Changes in Registrant's Certifying Accountants.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX